EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-180868), of our report dated April 24, 2015 on the January 31, 2015 financial statements and financial highlights of Merk Gold Trust, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania
August 4, 2015